SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                  1934

                            August 18, 1998

                          ROYAL OAK MINES INC.
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)

                     Commission File Number 1-4350

ONTARIO, CANADA                                 98-0160821
-------------------------------                 -------------------------------
(State or other jurisdiction of                 (I.R.S. Employer Identification
incorporation or organization)                  No.)

c/o Royal Oak Mines (USA) Inc.
5501 Lakeview Drive
Kirkland,  Washington
U.S.A.                                          98033
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(Address of principal executive offices)        (Postal/Zip Code)

(425) 822-8992
----------------------------------------
Registrant's telephone number, including area code


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Item 5.   Other Events

     On August 18, 1998, the Registrant issued the following press release:

[Royal Oak Mines Inc. Press Release Letterhead]

          FOR  IMMEDIATE  RELEASE  FROM  KIRKLAND, WA.

                        August 17, 1998


  Royal Oak's Kemess Mine Achieves Design Criteria for Processing
                         Hypogene Ore


Royal Oak Mines Inc. (TSE and AMEX: RYO) announced today that its new Kemess gold-copper mine has met all design criteria for processing hypogene ore since the commencement of production on May 19, 1998. During the period to date, the mill has processed approximately 2.5 million tons of ore at an estimated head grade of 0.211% copper and 0.016 ounces of gold per ton. Milling rates of between 50,000 and 60,000 tons per day are being consistently achieved. After making modifications to the flotation circuit, copper and gold recoveries of 80% and 75%, respectively, are now being achieved. These recoveries compare with the estimated recoveries for 1998 of 78% copper and 71% gold. The concentrator has produced approximately 11,500 tons of concentrate containing between 25% and 26% copper and between 1.3 and 1.7 ounces of gold per ton during the period.

The Company plans to commence processing softer supergene ore at the end of this week after completing the current campaign on hypogene ore. The supergene commissioning period is expected to be completed by the end of September when commercial production is expected to commence.

The Company knows of no impending news or other market factors to explain the weakness in the price of its common shares.

For further information, contact:        or in Europe contact:

Mr. J. Graham Eacott                     Mr. David Williamson
Vice-President, Investor Relations       David Williamson Associates
Royal Oak Mines                          International Investor Relations
5501 Lakeview Drive                      15 St. Helen's Place, 3rd Floor
Kirkland, WA 98033-7314                  London, England EC3A 6DE
Telephone:     (425) 822-8992            Telephone:      011-44-171-628-3989
Facsimile:     (425) 822-3552            Facsimile:      011-44-171-920-0563

     Internet site:  http//www.royal-oak-mines.com

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    ROYAL OAK MINES INC.


Date: August 18, 1998               By: /s/ James H. Wood
                                        -----------------------
                                        James H. Wood
                                        Chief Financial Officer